EXHIBIT 10.27

ACCELLENT INC.

MANAGEMENT BONUS PLAN

1.                                      Effective Date

The Accellent Inc. Management Bonus Plan (the “Plan”) is effective October 7, 2005, contingent upon stockholder approval of the Plan.

2.                                      Eligible Employees

The Plan applies to employees of Accellent Inc. (the “Company”) and its affiliates that are either identified in Section 3 of the Plan or determined by the Company’s Board of Directors to be eligible to receive a bonus payment pursuant to Section 3 of the Plan (the “Covered Employees”).

3.                                      Bonuses

For services rendered in connection with the Change in Control, the following bonuses (less applicable taxes) will be paid to the employees named below upon the consummation of the Change in Control:

Name:	Bonus Amount:
Ron Sparks	$6,680,000
Stewart Fisher	$5,010,000
Dan Croteau	$835,000
Gary Curtis	$835,000
Jeff Farina	$835,000

In addition, bonuses (less applicable taxes) will be paid to certain other employees of the Company, as determined by the Board of Directors of the Company, in its sole discretion, for services rendered in connection with the Change in Control, upon the consummation of the Change in Control.

4.                                      Definition of “Change in Control”

                For purposes of the Plan, the term “Change in Control” means the consummation of the merger of the Company pursuant to the terms of the Agreement and Plan of Merger between the Company and Accellent Acquisition Corp., dated October 7, 2005.

5.                                      Amendment or Termination

The Company may amend or terminate the Plan at any time; provided, however, that no amendment or termination may be made on or after the Change in Control without the consent of the Covered Employees.  The Plan terminates after all benefits have been paid in accordance with the terms of the Plan.

6.                                      Administration

The Plan is administered by the Board of Directors of the Company (the “Administrator”).  The Administrator has the power and authority to interpret the terms and provisions of the Plan, to make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan, and to otherwise supervise the administration of the Plan.  All decisions and interpretations of the Administrator are binding on all persons.

7.                                      Successor of the Company

                The Plan is binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to substantially all of the business or assets of the Company.  As used in the Plan, all references to the “Company” shall include a reference to any successor to the Company’s business or assets.

8.                                      Governing Law

The Plan shall be construed under and be governed in all respects by the laws of the State of Maryland.

9.                                      No Contract of Employment

Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company, the Covered Employee shall not have any right to be retained in the employ of the Company.

10.                               Taxes

To the extent required by law, the Company shall withhold any federal, state or local taxes from payments made under the Plan, including social security (FICA) taxes.  As a condition to receipt of a bonus under the Plan, a Covered Employee shall make arrangements with the Company, to the extent necessary, to satisfy any such withholding obligation.

11.                               Effect on Other Plans

Nothing in the Plan shall be construed to limit the rights of the Covered Employees under the Company’s’ benefit plans, programs or policies.

12.                               Severance

If any provision of the Plan is determined to be void by any court of competent jurisdiction, then such determination will not affect any other provision of the Plan, all of which will remain in full force and effect.

                IN WITNESS WHEREOF, the Company has executed this Plan through its duly authorized officer this the 7th day of October, 2005.

ACCELLENT INC.

By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	Executive Vice President and Chief Financial Officer